As filed with the Securities and Exchange Commission on December 18, 2003

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

ITC^DeltaCom, Inc.

(Exact name of registrant as specified in its charter)

Delaware	58-2301135
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1791 O.G. Skinner Drive West Point, Georgia	31833
(Address of principal executive offices)	(Zip Code)

ITC^DeltaCom, Inc. Amended and Restated Stock Incentive Plan

ITC^DeltaCom, Inc. Employee Profit Sharing and 401(k) Plan

(Full title of the plan)

Larry F. Williams

Chief Executive Officer

ITC^DeltaCom, Inc.

1791 O.G. Skinner Drive

West Point, Georgia 31833

(Name and address of agent for service)

(706) 385-8000

(Telephone number, including area code, of agent for service)

Copies to:

Richard J. Parrino, Esq.

Charles E. Sieving, Esq.

Hogan & Hartson L.L.P.

8300 Greensboro Drive

McLean, VA 22102

(703) 610-6100

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock, par value $.01	2,800,000	(3)	$4.99	$13,972,000	$1,130.33

Common Stock, par value $.01	750,000	(4)	$4.99	$3,742,500	$302.77

Total	3,550,000			$17,714,500	$1,433.10

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this registration statement covers, in addition to the number of shares of common stock shown above, an indeterminate number of shares of common stock which, by reason of certain events specified in the ITC^DeltaCom, Inc. Amended and Restated Stock Incentive Plan and the ITC^DeltaCom, Inc. Employee Profit Sharing and 401(k) Plan, may become subject to such plan.
(2)	Estimated in accordance with Rules 457(h)(1) and 457(c) under the Securities Act of 1933 solely for purposes of calculating the registration fee, based on the average of the high and low prices per share of the common stock on December 11, 2003, as reported by the OTC Bulletin Board.
(3)	Represents shares of common stock issuable pursuant to the ITC^DeltaCom, Inc. Amended and Restated Stock Incentive Plan.
(4)	Represents shares of common stock issuable pursuant to the ITC^DeltaCom, Inc. Employee Profit Sharing and 401(k) Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered and sold pursuant to the plan.

EXPLANATORY NOTE

As permitted by General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of (i) the Registration Statement on Form S-8, File No. 333-101007, filed by ITC^DeltaCom, Inc. (the “Registrant”) on November 5, 2002, relating to the ITC^DeltaCom, Inc. Stock Incentive Plan (as amended and restated, the “Stock Incentive Plan”), (ii) the Registration Statement on Form S-8, File No. 333-62773, filed by the Registrant on September 2, 1998, relating to the ITC^DeltaCom, Inc. Employee Profit Sharing and 401(k) Plan (as amended, the “401(k) Plan”), and (iii) the Registration Statement on Form S-8, File No. 333-49034, filed by the Registrant on October 31, 2000, relating to, among other plans, the 401(k) Plan. This Registration Statement, which is being filed to register an additional 2,800,000 shares of common stock for issuance pursuant to the Stock Incentive Plan and an additional 750,000 shares of common stock for issuance pursuant to the 401(k) Plan, consists of the facing page, this page, the signature page and required additional exhibits and consents.

1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following Exhibits are filed herewith or incorporated herein by reference:

Exhibit No.	Description of Exhibit

*4.1	ITC^DeltaCom, Inc. Amended and Restated Stock Incentive Plan.

*4.2	Form of ITC^DeltaCom, Inc. Amended and Restated Stock Incentive Plan Nonqualified Stock Option Agreement.

*4.3	Form of ITC^DeltaCom, Inc. Amended and Restated Stock Incentive Plan Incentive Stock Option Agreement.

*4.4	Form of ITC^DeltaCom, Inc. Amended and Restated Stock Incentive Plan Stock Unit Agreement.

4.5	ITC^DeltaCom, Inc. Employee Profit Sharing and 401(k) Plan. Filed as Exhibit 4.3 to Registration Statement on Form S-8 (File No. 333-62773) and incorporated herein by reference.

4.6	Amendment No. 1 to ITC^DeltaCom, Inc. Employee Profit Sharing and 401(k) Plan. Filed as Exhibit 4.2.2 to Registration Statement on Form S-8 (File No. 333-49034) and incorporated herein by reference.

4.7	Amendment No. 2 to ITC^DeltaCom, Inc. Employee Profit Sharing and 401(k) Plan. Filed as Exhibit 4.2.3 to Registration Statement on Form S-8 (File No. 333-49034) and incorporated herein by reference.

*5.1	Opinion of Hogan & Hartson L.L.P. with respect to the legality of the common stock registered hereby.

*23.1	Consent of BDO Seidman LLP regarding the financial statements of ITC^DeltaCom, Inc.

**23.2	Consent of Arthur Andersen LLP regarding the financial statements of ITC^DeltaCom, Inc.

*23.3	Consent of Ernst & Young LLP regarding the financial statements of BTI Telecom Corp.

*23.4	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).

*24.1	Power of Attorney (included on signature page).

*	Filed herewith.
**	The consent of Arthur Andersen LLP, the former independent public accountants of ITC^DeltaCom, Inc., to the incorporation by reference in this registration statement of the consolidated balance sheets of ITC^DeltaCom, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2001, could not be obtained after reasonable efforts and, accordingly, is being omitted pursuant to Rule 437a promulgated under the Securities Act of 1933, as amended. The absence of such a consent may limit recovery on certain claims by purchasers of the securities registered. For example, purchasers will not be able to assert claims against Arthur Andersen under Section 11 of the Securities Act for any untrue statements of material fact contained, or any omissions to state a material fact required to be stated, in the included financial statements audited by Arthur Andersen. In addition, the ability of Arthur Andersen to satisfy any claims, including claims arising from Arthur Andersen’s provision of auditing and other services to ITC^DeltaCom, Inc., may be limited as a practical matter due to recent events involving Arthur Andersen.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Point, Georgia, on this 18th day of December, 2003.

ITC^DELTACOM, INC.

By:	/s/ Larry F. Williams

Larry F. Williams
Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Larry F. Williams and Douglas A. Shumate, and each of them, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact of any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed as of December 18, 2003 by the following persons in the capacities indicated.

Signature	Title

/s/ Larry F. Williams Larry F. Williams	Chief Executive Officer, Chairman and Director (Principal Executive Officer)

/s/ Douglas A. Shumate Douglas A. Shumate	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ John Almeida, Jr. John Almeida, Jr.	Director

/s/ Donald W. Burton Donald W. Burton	Director

/s/ John J. DeLucca John J. DeLucca	Director

Signature	Title

/s/ R. Gerald McCarley R. Gerald McCarley	Director

/s/ Thomas E. McInerney Thomas E. McInerney	Director

/s/ Campbell B. Lanier, III Campbell B. Lanier, III	Director

/s/ Anthony J. de Nicola Anthony J. de Nicola	Director

/s/ Sanjay Swani Sanjay Swani	Director

/s/ Robert C. Taylor, Jr. Robert C. Taylor, Jr.	Director

/s/ William B. Timmerman William B. Timmerman	Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

*4.1	ITC^DeltaCom, Inc. Amended and Restated Stock Incentive Plan.

*4.2	Form of ITC^DeltaCom, Inc. Amended and Restated Stock Incentive Plan Nonqualified Stock Option Agreement.

*4.3	Form of ITC^DeltaCom, Inc. Amended and Restated Stock Incentive Plan Incentive Stock Option Agreement.

*4.4	Form of ITC^DeltaCom, Inc. Amended and Restated Stock Incentive Plan Stock Unit Agreement.

4.5	ITC^DeltaCom, Inc. Employee Profit Sharing and 401(k) Plan. Filed as Exhibit 4.3 to Registration Statement on Form S-8 (File No. 333-62773) and incorporated herein by reference.

4.6	Amendment No. 1 to ITC^DeltaCom, Inc. Employee Profit Sharing and 401(k) Plan. Filed as Exhibit 4.2.2 to Registration Statement on Form S-8 (File No. 333-49034) and incorporated herein by reference.

4.7	Amendment No. 2 to ITC^DeltaCom, Inc. Employee Profit Sharing and 401(k) Plan. Filed as Exhibit 4.2.3 to Registration Statement on Form S-8 (File No. 333-49034) and incorporated herein by reference.

*5.1	Opinion of Hogan & Hartson L.L.P. with respect to the legality of the common stock registered hereby.

*23.1	Consent of BDO Seidman LLP regarding the financial statements of ITC^DeltaCom, Inc.

**23.2	Consent of Arthur Andersen LLP regarding the financial statements of ITC^DeltaCom, Inc.

*23.3	Consent of Ernst & Young LLP regarding the financial statements of BTI Telecom Corp.

*23.4	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).

*24.1	Power of Attorney (included on signature page).

*	Filed herewith.
**	The consent of Arthur Andersen LLP, the former independent public accountants of ITC^DeltaCom, Inc., to the incorporation by reference in this registration statement of the consolidated balance sheets of ITC^DeltaCom, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2001, could not be obtained after reasonable efforts and, accordingly, is being omitted pursuant to Rule 437a promulgated under the Securities Act of 1933, as amended. The absence of such a consent may limit recovery on certain claims by purchasers of the securities registered. For example, purchasers will not be able to assert claims against Arthur Andersen under Section 11 of the Securities Act for any untrue statements of material fact contained, or any omissions to state a material fact required to be stated, in the included financial statements audited by Arthur Andersen. In addition, the ability of Arthur Andersen to satisfy any claims, including claims arising from Arthur Andersen’s provision of auditing and other services to ITC^DeltaCom, Inc., may be limited as a practical matter due to recent events involving Arthur Andersen.